PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of this 9th day of August, 2006, is made by BEARD TECHNOLOGIES, INC., a Oklahoma corporation (the "Pledgor"), with an address at Enterprise Plaza, Suite 320, 5600 North May Avenue, Oklahoma City, Oklahoma 73112 , in favor of PINNOAK RESOURCES, LLC, (the “Secured Party"), with an address at 601 Technology Drive, Suite 300, Canonsburg, Pennsylvania 15317.

1.          Pledge. In order to induce the Secured Party to extend the Obligations (as defined below), the Pledgor hereby grants a security interest in and pledges to the Secured Party, all of the Pledgor’s right, title and interest in and to the investment property, general intangibles and other assets described in Exhibit A attached hereto and made a part hereof, and all security entitlements of the Pledgor with respect thereto, whether now owned or hereafter acquired, together with all additions, substitutions, replacements and proceeds thereof and all income, interest, dividends and other distributions thereon (collectively, the "Collateral"). If the Collateral includes certificated securities, documents or instruments, such certificates are herewith delivered to the Secured Party accompanied by duly executed blank stock or bond powers or assignments as applicable. The Pledgor hereby authorizes the transfer of possession of all certificates, instruments, documents and other evidence of the Collateral to the Secured Party.

2.          Obligations Secured. The Collateral secures payment of all loans, advances, debts, liabilities, obligations, covenants and duties owing (i) from the Pledgor to the Secured Party under this Agreement, and (ii) from Beard Pinnacle, LLC, an Oklahoma limited liability company (the "Borrower"), to the Secured Party under the Amended and Restated Promissory Note dated as of October 7, 2005 (the “Note”) of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Pledgor or the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals and increases of or to any of the foregoing (expressly including any and all increases in the principal amount of Note), and all reasonable costs and expenses of the Secured Party incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses (hereinafter referred to collectively as the "Obligations").

3.           Representations and Warranties. The Pledgor represents and warrants and covenants as of the date hereof to the Secured Party as follows:

3.1        There are no restrictions on the pledge or transfer of any of the Collateral, other than restrictions referenced on the face of any certificates evidencing the Collateral.

3.2        The Pledgor is the legal owner of the Collateral, which is registered in the name of the Pledgor.

3.3        The Collateral is free and clear of any security interests, pledges, liens, encumbrances, charges, agreements, claims or other arrangements or restrictions of any kind, except as referenced in Section 3.1 above, or created by this Pledge Agreement or any other agreement to which the Pledgor and the Secured Party are both parties; and the Pledgor will not on or after the date hereof incur, create, assume or permit to exist any pledge, security interest, lien, charge or other encumbrance of any nature whatsoever on any of the Collateral or assign, pledge or otherwise encumber any right to receive income from the Collateral, other than in favor of the Secured Party.

3.4        The Pledgor has the right to transfer the Collateral free of any encumbrances (other than any encumbrance created by this Pledge Agreement or any other agreement to which the Pledgor and the Secured Party are both parties), and the Pledgor will defend the Pledgor’s title to the Collateral against the claims of all persons, and any registration with, or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body which was or is necessary for the validity of the pledge of and grant of the security interest in the Collateral has been obtained.

3.5        The pledge of and grant of the security interest in the Collateral is effective to vest in the Secured Party a valid and perfected first priority security interest, superior to the rights of any other person, in and to the Collateral as set forth herein.

4.	Covenants.

4.1          Pledgor agrees not to invoke, and hereby waives its rights under, any statute under any state or federal law which permits the recharacterization of any portion of the Collateral to be interest or income.

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5.	Default.

5.1         Pledgor shall be in default of this Pledge Agreement if any of the following occur (each an "Event of Default"): (i) any Event of Default (as defined in any of the Obligations), (ii) any default under any of the Obligations that does not have a defined set of "Events of Default" and the lapse of any notice or cure period provided in such Obligations with respect to such default, (iii) demand by the Secured Party under any of the Obligations that have a demand feature, (iv) the failure by the Pledgor to perform any of its obligations hereunder, (v) the falsity, inaccuracy or material breach by or on behalf of the Pledgor of any material written warranty, representation or statement made or furnished to the Secured Party by or on behalf of the Pledgor, (vi) the failure of the Secured Party to have a perfected first priority security interest in the Collateral or (vii) any restriction is imposed on the pledge or transfer of any of the Collateral after the date of this Agreement without the Secured Party’s prior written consent. Notwithstanding clause (iv) of this Section 5.1, if the Pledgor’s failure to perform any of its obligations under this Pledge Agreement has only an immaterial or de minimis effect upon any rights of the Secured Party under this Agreement, then that failure shall not constitute or result in an Event of Default unless the Pledgor fails to cure or remedy that failure to the Secured Party’s reasonable satisfaction within four days after the Pledgor’s receipt of notice of that failure from the Secured Party.

5.2        (a)         At any bona fide public sale, and to the extent permitted by law, at any private sale, the Secured Party shall be free to purchase all or any part of the Collateral, free of any right or equity of redemption in the Pledgor or Borrower, which right or equity is hereby waived and released. Any such sale may be conducted or held only during the continuance of an Event of Default. Any such sale may be in cash or on credit against any indebtedness owing under the Note or any other Obligations as provided in Section 5.3 of this Pledge Agreement. The Secured Party shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account in compliance with Regulation D of the Securities Act of 1933 (the "Act") or any other applicable exemption available under such Act. The Secured Party will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given. The Secured Party may adjourn any sale and sell at the time and place to which the sale is adjourned. If the Collateral is customarily sold on a recognized market or threatens to decline speedily in value, the Secured Party may sell such Collateral at any time without giving prior notice to the Pledgor. Whenever notice is otherwise required by law to be sent by the Secured Party to the Pledgor of any sale or other disposition of the Collateral, ten (10) days prior written notice sent to the Pledgor at its address specified above will be reasonable, unless a longer period is provided for or required under applicable law.

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(b)         The Pledgor recognizes that the Secured Party may be unable to effect or cause to be effected a public sale of the Collateral by reason of certain prohibitions contained in the Act, so that the Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and without a view to the distribution or resale thereof. The Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sales, and agrees that the Secured Party has no obligation to delay or agree to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of the securities which are part of the Collateral (even if the issuer would agree), to register such securities for sale under the Act. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

5.3        The net proceeds arising from the disposition of the Collateral after deducting expenses reasonably incurred by the Secured Party and payable to the Secured Party under the terms of this Pledge Agreement will be applied to the Obligations in the order determined by the Secured Party. If any excess remains after the discharge of all of the Obligations, the same will be promptly paid to the Pledgor. If after exhausting all of the Collateral there is a deficiency, the Pledgor or, if the Pledgor is not borrowing from the Secured Party or providing a guaranty of the Borrower’s obligations, the Borrower will be liable therefor to the Secured Party; provided, however, that nothing contained herein will obligate the Secured Party to proceed against the Pledgor, the Borrower or any other party obligated under the Obligations or against any other collateral for the Obligations prior to proceeding against the Collateral.

5.4        If any demand based upon applicable law or contractual right is made at any time upon the Secured Party for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Secured Party repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Pledgor will be and remain liable for the amounts so repaid or recovered to the same extent as if such amount had never been originally received by the Secured Party. The provisions of this section will be and remain effective notwithstanding the release of any of the Collateral by the Secured Party in reliance upon such payment (in which case the Pledgor's liability will be limited to an amount equal to the fair market value of the Collateral determined as of the date such Collateral was released) and any such release will be without prejudice to the Secured Party's rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable. This Section shall survive the termination of this Pledge Agreement.

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5.5        By its acceptance hereof, the Secured Party agrees to promptly release any and all filings with any governmental authority evidencing its lien and security interest created pursuant to this Pledge Agreement upon payment in full of the Obligations.

6.          Voting Rights and Transfer. Prior to the occurrence of an Event of Default, the Pledgor will have the right to exercise all voting rights with respect to the Collateral. At any time after the occurrence and during the continuance of an Event of Default, the Secured Party may transfer any or all of the Collateral into its name or that of its nominee and may exercise all voting rights with respect to the Collateral, but no such transfer shall constitute a taking of such Collateral in satisfaction of any or all of the Obligations unless the Secured Party expressly so indicates by written notice to the Pledgor.

7.           Dividends, Interest and Premiums. The Pledgor will have the right to receive all cash dividends, interest and premiums declared and paid on the Collateral prior to the occurrence of any Event of Default. In the event any additional shares are issued to the Pledgor as a stock dividend or membership dividend or in lieu of interest on any of the Collateral, as a result of any split of any of the Collateral, by reclassification or otherwise, any certificates evidencing any such additional shares or membership interests will be immediately delivered to the Secured Party and such shares will be subject to this Pledge Agreement and a part of the Collateral to the same extent as the original Collateral. At any time after the occurrence and during the continuance of an Event of Default, the Secured Party shall be entitled to receive all cash or stock dividends or membership dividends, interest and premiums declared or paid on the Collateral, all of which shall be subject to the Secured Party’s rights under Section 5 above.

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9.          Further Assurances. By its signature hereon, the Pledgor hereby irrevocably authorizes the Secured Party, at any time and from time to time, to execute (on behalf of the Pledgor), file and record against the Pledgor any notice, financing statement, continuation statement, amendment statement, instrument, document or agreement under the Uniform Commercial Code that the Secured Party may consider necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder or to enable the Secured Party to exercise or enforce its rights hereunder with respect to such security interest. Without limiting the generality of the foregoing, the Pledgor hereby irrevocably appoints the Secured Party as the Pledgor’s attorney-in-fact (from and after the occurrence and during the continuance of an Event of Default) to do all acts and things in the Pledgor’s name that the Secured Party may deem necessary or desirable to accomplish the purposes of this Pledge Agreement. This power of attorney is coupled with an interest with full power of substitution and is irrevocable, until the Obligations are paid in full. The Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.

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10.          Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder ("Notices") must be in writing and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as either the Pledgor or the Secured Party may give to the other for such purpose in accordance with this section.

11.        Preservation of Rights. (a) No delay or omission on the Secured Party’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Secured Party’s action or inaction impair any such right or power. The Secured Party’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Secured Party may have under other agreements, at law or in equity.

(b)         The Secured Party may, at any time and from time to time, without notice to or the consent of the Pledgor unless otherwise expressly required pursuant to the terms of the Obligations, and without impairing or releasing, discharging or modifying the Pledgor’s liabilities hereunder, (i) change the manner, place, time or terms of payment or performance of or interest rates on, principal amount of, or other terms relating to, any of the Obligations; (ii) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other pledge or security agreements, or any security for any Obligations; (iii) apply any and all payments by whomever paid or however realized including any proceeds of any of the Collateral, to any Obligations of the Pledgor or the Borrower in such order, manner and amount as the Secured Party may determine in its sole discretion; (iv) deal with any other person with respect to any Obligations in such manner as the Secured Party deems appropriate in its sole discretion; (v) substitute, exchange or release any security or guaranty; or (vi) take such actions and exercise such remedies hereunder as provided herein. The Pledgor hereby waives (a) presentment, demand, protest, notice of dishonor and notice of non-payment and all other notices to which the Pledgor might otherwise be entitled, and (b) all defenses based on suretyship or impairment of collateral.

12.        Illegality. In case any one or more of the provisions contained in this Pledge Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions in this Pledge Agreement.

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13.        Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Pledgor from, any provision of this Pledge Agreement will be effective unless made in a writing signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Pledgor in any case will entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstance.

14.        Entire Agreement. This Pledge Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Pledgor and the Secured Party with respect to the subject matter hereof.

15.        Successors and Assigns. This Pledge Agreement will be binding upon and inure to the benefit of the Pledgor and the Secured Party and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Pledgor may not assign this Pledge Agreement in whole or in part without the Secured Party’s prior written consent, which consent will not be unreasonably withheld, delayed or conditioned, and the Secured Party at any time may assign this Pledge Agreement in whole or in part.

16.        Interpretation. In this Pledge Agreement, unless the Secured Party and the Pledgor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Pledge Agreement. Section headings in this Pledge Agreement are included for convenience of reference only and shall not constitute a part of this Pledge Agreement for any other purpose.

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17.        Indemnity. The Pledgor agrees to indemnify each of the Secured Party, each legal entity, if any, who controls, is controlled by or is under common control with the Secured Party, and each of their respective directors, officers and employees (the "Indemnified Parties"), and to hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur, or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Pledgor), in connection with or arising out of or relating to the matters referred to in this Pledge Agreement whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Pledgor in this Pledge Agreement, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Pledge Agreement. The Pledgor may participate at its expense in the defense of any such action or claim.

18.        Governing Law and Jurisdiction. This Pledge Agreement has been delivered to and accepted by the Secured Party and will be deemed to be made in the Commonwealth of Pennsylvania. THIS PLEDGE AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PLEDGOR AND THE SECURED PARTY DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICT OF LAWS RULES. The Pledgor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in Allegheny County, Pennsylvania, or the United States District Court for the Western District of Pennsylvania; provided that nothing contained in this Pledge Agreement will prevent the Secured Party from bringing any action, enforcing any award or judgment or exercising any rights against the Pledgor individually, against any security or against any property of the Pledgor within any other county, state or other foreign or domestic jurisdiction. The Pledgor acknowledges and agrees that the venue provided above is the most convenient forum for both the Secured Party and the Pledgor. The Pledgor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Pledge Agreement.

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19.         WAIVER OF JURY TRIAL. THE PLEDGOR IRREVOCABLY WAIVES ANY AND ALL RIGHT THE PLEDGOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS PLEDGE AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE PLEDGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

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The Pledgor acknowledges that it has read and understood all the provisions of this Pledge Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution of this Pledge Agreement as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS / ATTEST:	BEARD TECHNOLOGIES, INC., an Oklahoma corporation

/s/ Linda Shrum	By:	/s/ Herb Mee, Jr.

Name: Linda Shrum		Name: Herb Mee, Jr.
Title: Assistant Secretary		Title: Vice President

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EXHIBIT A TO PLEDGE AGREEMENT

(CERTIFICATED SECURITIES)

The specific assets listed below are pledged as collateral and are restricted from trading and withdrawals. The Secured Party’s written approval is required prior to any trading or withdrawals of such assets.

Quantity	Description of Securities	Certificate Number(s)

100% of Membership Interests	Certificate of Limited Liability Company Interest in Beard Pinnacle, LLC, (an Oklahoma limited liability company)	1